                                                                    EXHIBIT 23.6




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Integrated Electrical Services:

As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 on Form S-4 to Form S-1 of Integrated Electrical Services, Inc. of our report dated March 17, 1998 on the balance sheet of PCX Corporation as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended included in Integrated Electrical Services, Inc.'s current report on Form 8-K, filed with the Securities and Exchange Commission on February 4, 1999, and to all references to our firm in this registration statement.


                                              /s/ ARTHUR ANDERSEN LLP


Raleigh, North Carolina
March 17, 1999